As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-[    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

PS International Group Ltd.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

_____________________________________

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 1703, 17/F, First Group Centre
23 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong
+852 2754 3320
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR +852 3923-1111	Hermione Krumm, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

_____________________________________

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, August 4, 2026

PROSPECTUS

PS International Group Ltd.

US$200,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

We may from time to time offer, issue and sell up to US$200,000,000 ordinary shares of PS International Group Ltd. (“we,” “us,” “our company,” “our,” “the Company,” or “PSIG”), par value of US$0.0008 per share (“Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights and units consisting of foregoing securities, or any combination thereof, together or separately as described in this prospectus, from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. We refer to our Ordinary Shares, debt securities, warrants, rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, carefully before you invest. The securities may be sold directly by us, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” We may not sell any securities under this prospectus without delivery of a prospectus supplement describing the method and terms of the applicable offering.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PSIG.” On August 3, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was US$1.18 per Ordinary Share. As of the date of this prospectus, none of the other securities that we may offer under this prospectus is listed on any national securities exchange or automated quotation system. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of August 3, 2026, was approximately US$15,684,350, which was calculated based on 13,291,822 Ordinary Shares held by non-affiliates and a price of US$1.18 per share, which was the closing price of our Ordinary Shares on the Nasdaq Capital Market on August 3, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a holding company incorporated in the Cayman Islands, and are not an operating company. We conduct our business through our operating subsidiaries, Profit Sail Int’l Express (H.K.) Limited and BGG (BVI) Ltd., in Hong Kong (“Operating Subsidiaries”), and investors in our Ordinary Shares are purchasing equity securities of a Cayman Islands holding company, not of our Operating Subsidiaries. We face various legal and operational risks and uncertainties related to being based in and having the majority of our operations in Hong Kong. Although Hong Kong is a Special Administrative Region of the People’s Republic of China (“PRC”) and enjoys a high degree of autonomy under the “one country, two systems” principle, the PRC government has significant authority to regulate, or exert influence on the ability of a company based in Hong Kong, such as us, to conduct its business, accept foreign investments or list on the U.S. or other foreign exchanges. We face potential risks associated with regulatory approvals of offshore future offerings, oversight on cybersecurity and data privacy, and the expanding efforts in anti-monopoly enforcement. For example, recent regulatory actions undertaken by the PRC government, including the enactment of China’s new Data Security Law, the Measures for Cybersecurity Review, Personal Information Protection Law, Trial Administrative Measures on Overseas Offering and Listing of Securities by Domestic Companies with five supporting Guidelines on Application of Regulatory Rules and any other future laws and regulations may require us to incur significant expenses and could materially affect our ability to conduct our business, accept foreign investments, or carry out future offering and listing of securities on the U.S. or other foreign exchanges. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our future offering of securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Hong Kong, see “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the Jurisdictions in which Our Operating Subsidiaries Operate” in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025, or the 2025 Annual Report, which is incorporated by reference into this prospectus.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued its report notifying the SEC of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong. Our current auditor, WWC, P.C., is headquartered in San Mateo, California, United States and subject to regular PCAOB inspections. WWC, P.C. was not among the PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong that were subject to PCAOB’s December 16, 2021 determination. As a result, we do not believe we are at risk of having our securities being subject to a trading prohibition under the HFCA Act unless the PCAOB issues a new negative inspection determination covering our audit work.

If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, The Nasdaq Stock Market LLC (“Nasdaq”) may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled Consolidated Appropriations Act, 2023 (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. For detailed description, see “Item 3. Key Information — D. Risk Factors — Risks Related to our Ordinary Shares — Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, we have not adopted formal written enterprise-wide cash management policies and standardized procedures governing intercompany fund transfers across our group. All intercompany capital contributions, shareholder loans and upstream dividend distributions are reviewed and approved by our finance team and our board of directors on a case-by-case basis, and we maintain monthly group-level cash flow forecasting to monitor liquidity across all subsidiaries. We are a holding company with no material standalone operating activities, and we rely entirely on dividends and other distributions from our Operating Subsidiaries in Hong Kong to meet our corporate cash requirements. Cash may be transferred among PSIG and our subsidiaries in the following manner: (i) funds may be transferred to our subsidiaries from PSIG as needed in the form of capital contributions or shareholder loans directly or through the intermediary holding companies, as the case may be; and (ii) dividends or other distributions may be paid by our subsidiaries to PSIG directly or through intermediary holding companies, as the case may be. Our Operating Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. In the future, the ability of PSIG to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by our subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to PSIG. In addition, to the extent cash or assets in our business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in, or the imposition of restrictions and limitations on, the ability of PSIG or our subsidiaries by the PRC government to transfer cash or assets. In November 2023, PSI declared and made dividends of $158.4 per ordinary share in the amount of $3,964,212 to its ordinary shareholders. There is no declaration of dividends for the years ended December 31, 2024 and 2025. As of the date of this prospectus, PSIG’s board of directors has not adopted any formal plan to declare cash dividends to holders of our Ordinary Shares in the foreseeable future.

We are an “emerging growth company” and a “foreign private issuer” under the applicable U.S. federal securities laws and are subject to reduced public-company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks described under the heading “Risk Factors” on page 4 of this prospectus, and risk factors set forth in our 2025 Annual Report, in other reports incorporated herein by reference, and in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus and the applicable prospectus supplement in one or more offerings up to an aggregate initial offering price of US$200,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any applicable prospectus supplement in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “PS International Group,” “PS Group,” the “Company,” “we,” “us,” “our” and similar terms refer to PS International Group Ltd., a Cayman Islands exempted company, and its subsidiaries. Our reporting currency is the U.S. dollar. Certain amounts denominated in Hong Kong dollars (HK$) have been translated into U.S. dollars solely for the convenience of the reader.

Unless otherwise indicated or the context otherwise requires, in this prospectus:

•        “2025 Annual Report” refers to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026;

•        “AIB” refers to AIB Acquisition Corporation, a Cayman Islands exempted company that became a wholly-owned subsidiary of the Company in the Business Combination;

•        “BGG” refers to Business Great Global Supply Chain Limited, a Hong Kong company that is an operating subsidiary of the Company;

•        “BGG (BVI)” refers to BGG (BVI) Ltd., an indirectly wholly-owned subsidiary of the Company incorporated in the British Virgin Islands;

•        “Business Combination” refers to the mergers and transactions pursuant to which PSI and AIB became wholly-owned subsidiaries of the Company, which closed on July 18, 2024;

•        “China or the PRC” refers to the People’s Republic of China, including Hong Kong and Macau, except where the context otherwise requires or where “Mainland China” is used;

•        “Cayman Companies Act” refers to the Companies Act (Revised) of the Cayman Islands;

•        “Company, we, us, our, PS International or PS Group” refers to PS International Group Ltd., a Cayman Islands exempted company, and its subsidiaries, unless the context otherwise requires;

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•        “HK$ or HKD” refers to Hong Kong dollars, the lawful currency of Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Mainland China” refers to the mainland of the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•        “Memorandum and Articles” refers to the second amended and restated memorandum and articles of association of PS International Group Ltd. adopted by special resolution on June 17, 2025, as amended or restated from time to time;

•        “operating subsidiaries or Operating Subsidiaries” refers to PSIHK and BGG, the operating subsidiaries of the Company in Hong Kong;

•        “Ordinary Shares” refers to the ordinary shares of the Company, par value US$0.0008 per share;

•        “PSI” refers to PSI Group Holdings Ltd, a Cayman Islands exempted company that is the intermediate holding company of PSI (BVI), BGG (BVI) and the Operating Subsidiaries, and is directly wholly-owned by the Company;

•        “PSI (BVI)” refers to PSI (BVI) Ltd., a wholly-owned subsidiary of the Company incorporated in the British Virgin Islands;

•        “PSIG Investment” refers to PSIG Investment Limited, a subsidiary of the Company incorporated in the British Virgin Islands;

•        “PSIG Singapore” refers to PSIG Singapore Pte. Limited, a subsidiary of the Company incorporated in Singapore;

•        “PSIHK” refers to Profit Sail Int’l Express (H.K.) Limited, a Hong Kong company that is an operating subsidiary of the Company;

•        “SEC” refers to the U.S. Securities and Exchange Commission;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

•        “U.S. dollars, US$ or $” refers to United States dollars, the lawful currency of the United States.

•        References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

•        our goals and strategies;

•        our future business development, financial condition and results of cross-border logistics operations;

•        expected market demand growth for air and ocean freight forwarding services across Asia, North America and Europe;

•        our expectations regarding customer volume and market acceptance of our supply chain logistics offerings;

•        our planned capital investments in warehouse, freight network and technology infrastructure;

•        competitive landscape within the international freight forwarding industry; and

•        applicable PRC, Hong Kong and U.S. governmental regulations impacting cross-border logistics and offshore capital raising activities.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The global cross-border freight forwarding and supply chain logistics market may not grow in line with published industry projections. The industry remains highly fragmented and subject to rapid shifts in trade volumes, shipping costs and regional regulatory rules, creating material uncertainty for our operational growth forecasts. Any inaccuracy in underlying industry assumptions could cause our actual operating results to differ materially from forward-looking estimates. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the highly-fragmented and rapidly changing nature of the cross-border freight forwarding and supply chain logistics industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section titled “Risk Factors” and the documents incorporated by reference, including our 2025 Annual Report, before making an investment decision.

Overview

We are a reputable Hong Kong-based cross-border logistics and end-to-end supply chain solution provider, principally focusing on comprehensive cross-border freight forwarding and customized logistics services. Based in Hong Kong, a prominent logistics hub in Asia, we benefit from geographical advantages, mature transportation infrastructure and global flight/shipment network in providing integrated solutions covering ocean, air, and overland logistics. This well-connected transportation network significantly enhances our operational efficiency and cost-effectiveness.

We strategically position ourselves as a global e-Commerce logistic service specialist, delivering solutions that are not only cost-effective but also sufficiently fast to compete with local alternatives. Our ability to accommodate adaptive service models is crucial for serving cross-border merchants, brands and e-Commerce platforms. This flexibility and adaptability are underpinned by our expertise in traditional services, which include air freight forwarding and ocean freight forwarding.

Through our Operating Subsidiaries, we employ an asset-light, structurally flexible, and scalable business model. We do not own, lease or operate any aircraft, cargo or vessels. Instead we establish long-term cooperative partnerships with professional asset-heavy carrier companies to undertake physical cargo transportation on our behalf. This asset-light model enables us to flexibly select diversified transportation methods and high-quality upstream carriers, customize exclusive logistics solutions to meet specific customer requirements, and rapidly adjust service capacity in response to fluctuating market demand. Additionally, our asset-light business model minimizes our capital expenditure requirements, supporting agile and sustainable business scaling. We have built a stable, high-standard global agent network covering major countries and regions worldwide, with strictly vetted local agents to ensure consistent, uniform service quality for all inbound and outbound cross-border cargo businesses.

Our primary revenue streams come from service premia charged on top of upstream carrier base fees for cargo transportation arrangement, as well as professional fees from customs brokerage, cargo handling, document processing and other value-added supply chain services. With our long-term, established relationships with our upstream suppliers, mainly airline carriers and ocean shipping liners, we are able to secure cargo space at at preferential rates below prevailing market levels. Our customer base primarily comprises peer freight forwarders, other logistics service providers and direct corporate clients that book cross-border shipment services directly through us. Supported by our large daily cargo processing volume and mature experience in consolidating fragmented individual consignments, we are able to offer competitive unit pricing (per kilogram or per container) compared with direct carrier bookings or conventional forwarding services. With our in-depth global transportation network expertise and rich cross-border operational experience, we effectively help clients optimize transportation arrangements, reduce logistics costs and improve overall supply chain efficiency.

Our operating subsidiaries secure global cargo space through diversified flexible cooperation mechanisms, including ad-hoc direct bookings, long-term block space reservations and customized flight charter arrangements. Direct bookings support flexible sporadic cargo demands without fixed-term contractual restrictions, while block space agreements and flight charter arrangements guarantee stable, sufficient cargo space supply to fulfill large-volume and time-sensitive customer orders. In the years ended December 31, 2023, 2024 and 2025, our Operating Subsidiaries provided services to various customers, including freight forwarders and direct customers. We maintain stable cargo space procurement capabilities covering more than 90 global transportation routes across major commercial regions worldwide.

We recorded total revenue of approximately US$140.0 million, US$87.2 million and US$53.2 million for the fiscal years ended December 31, 2023, 2024 and 2025, respectively, representing a consistent steep year-on-year revenue contraction. Revenue from air freight forwarding services accounted for 99.0%, 98.3% and 98.3% of the total revenue for the years ended December 31, 2023, 2024 and 2025, respectively; revenue from ocean freight forwarding services accounted for 1.0%, 1.7% and 1.6% of the total revenue for the same periods, respectively. This material sequential revenue drop stems from macro-industry, trade policy and market structural headwinds impacting our core transpacific cross-border air freight business and our primary revenue stream.

Our freight forwarding revenue is predominantly generated from cross-border air freight export businesses covering core markets including North America, Europe and major Asian regions. The United States represents our largest single forwarding destination and core revenue market throughout the reporting periods.

Corporate Information

Our principal executive offices are located at Unit 1703, 17/F, First Group Centre, 23 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong, and our telephone number at that address is +852 2754 3320. Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is https://www.psi-groups.com. The information contained on, or accessible through, our website is not incorporated by reference into, and does not constitute a part of, this prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least US$1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

•        the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act imposing liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

Recent Development

Exercises under 2024 Share Incentive Plan

On July 18, 2026, the Company issued an aggregate of 4,250 ordinary shares to certain employees upon their exercise of stock option awards granted under the Company’s 2024 Incentive Plan. The underlying shares were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-281480), filed with the SEC on August 12, 2024.

RISK FACTORS

Investing in our securities involves risks.    Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” of this prospectus.

Risks Related to Our Ordinary Shares and the Offering

Offering securities under this shelf registration may cause substantial dilution to our existing shareholders

Offering securities under this US$200 million shelf registration statement may cause substantial dilution to the ownership interest, earnings per share and trading value of our existing holders of Ordinary Shares. We may offer and sell any combination of Ordinary Shares, warrants, convertible debt securities, rights and units in one or multiple takedown offerings from time to time, as market conditions and our corporate funding needs require. Each offering of new Ordinary Shares, or securities exercisable or convertible into Ordinary Shares (including warrants, convertible debt and units containing such instruments), will increase the total number of our issued and outstanding Ordinary Shares, which dilutes the proportional ownership of all existing shareholders. We have no obligation to price future shelf offerings at or above the prevailing Nasdaq market trading price of our Ordinary Shares at the time of each takedown. We may sell securities at a significant discount to the then-current market price to complete offerings quickly or attract institutional purchasers, which would materially accelerate dilution and exert downward pressure on our share price. Even if we issue debt securities that do not immediately dilute outstanding shares, any future conversion or exercise of convertible debt, warrants or unit components will generate additional new Ordinary Shares and trigger dilution upon settlement. Multiple successive shelf takedowns over the term of this registration statement will compound dilution effects on existing investors, reducing each shareholder’s relative voting power and their proportional claim on our future profits, assets and dividends. There is no minimum floor price mandated for any shelf offering under this prospectus, and we retain full discretion to set offering prices based on market demand, underwriter arrangements and our immediate capital requirements, without prior shareholder approval for each discrete takedown. Any material dilution resulting from shelf issuances could materially and adversely affect the market price of our Ordinary Shares and reduce the value of an investor’s holdings.

THE OFFERING

We may offer Ordinary Shares, warrants to purchase Ordinary Shares or units consisting of Ordinary Shares, debt securities, rights or warrants, or any other combination of these securities from time to time, in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200 million. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

Aggregate Registered Offering Limit Clarification

The US$200,000,000 maximum aggregate initial offering price referenced on the cover page represents the total maximum gross initial sale proceeds we may generate from all discrete takedown offerings conducted pursuant to one or more prospectus supplements filed under this shelf registration statement. Three key clarifications govern calculation of this US$200 million aggregate cap:

Only gross proceeds received at the time of each discrete shelf takedown count against the US$200 million registered limit. This includes all consideration paid for standalone Ordinary Shares, debt securities, warrants, rights and units sold in each offering.

Cash proceeds received in the future upon warrant exercise, conversion of convertible debt securities or exercise of rights shall not reduce the remaining unused US$200 million shelf capacity. The Ordinary Shares issuable upon such exercise or conversion are pre-registered under this shelf but do not draw down against the initial offering dollar ceiling.

All gross initial offering proceeds realized across multiple separate prospectus supplement takedowns are cumulatively tallied against the US$200 million maximum aggregate limit.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, we intend to use the net proceeds from the sale of securities to provide capital funding to our operations for working capital and general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our affairs are governed by our memorandum and articles, as amended and restated from time to time, the Cayman Companies Act and the common law of the Cayman Islands.

The authorized share capital of the Company is US$50,000 divided into 62,500,000 Shares, 50,000,000 of which shall be Ordinary Shares, US$0.0008 par value per share, and as of the date of this prospectus, 15,380,822 Ordinary Shares are issued and outstanding. The following is a summary of the material terms of our share capital and of the material provisions of our Memorandum and Articles and the Cayman Companies Act insofar as they relate to the material terms of our Ordinary Shares. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Memorandum and Articles, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Cayman Companies Act.

Description of Ordinary Shares

Rights of Ordinary Shares

Class of Ordinary Shares

Our authorized share capital is US$50,000, divided into 62,500,000 ordinary shares, including 50,000,000 Ordinary Shares and 12,500,000 Undesignated Shares, par value US$0.0008 per share. All of our shares to be issued in the offering will be issued as fully paid.

Holders of our Ordinary Shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The board of directors may designate undesignated shares into one or more classes or series with such rights, preferences and restrictions as the board may determine.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in we being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from its subsidiaries to pay dividends on the Ordinary Shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

•        our results of operations and cash flow;

•        our expected financial performance and working capital needs;

•        our future prospects;

•        our capital expenditures and other investment plans;

•        other investment and growth plans;

•        dividend yields of comparable companies globally;

•        restrictions on payment of dividend that may be imposed on us by financing arrangements; and

•        the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

Voting Rights

At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. Subject to any rights and restrictions for the time being attached to any share, on a poll every shareholder present at the meeting shall have one (1) vote for each share of which such shareholder is the holder.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by an unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Act and our Memorandum and Articles. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Memorandum and Articles.

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. At least 7 calendar days’ notice shall be given for any general meeting. The directors (acting by a resolution of the board) or the chairman of the board may call general meetings at anytime, and must convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings. One or more shareholders’ holding shares which carry in aggregate (or representing by proxy) not less than one-half (1/2) of all votes attaching to all shares in issue and entitled to vote at such general meeting present in person or by proxy and entitled to vote will be a quorum for all purposes.

Transfers of Shares

Subject to the restrictions set out below, any of shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors.

The board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which the Company has a lien. The board of directors of the Company may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the Company board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as Company board of directors may from time to time require is paid to Company in respect thereof.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as Company board of directors may from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

If Company directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Winding Up

If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen (14) calendar days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Cayman Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as our directors determine before the issue of the shares, by either the our board or by ordinary resolution of the Company. We may also purchase or redeem its own shares (including any redeemable shares) on such terms and in such manner and terms have been approved by the our board or by our shareholders by an ordinary resolution, or are otherwise authorized by the Memorandum and Articles.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders) or to obtain copies of the register of members of these companies. Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Under the Memorandum and Articles, whenever the share capital of the Company is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Limitations on the Rights to Own Ordinary Shares

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Ownership Threshold

There are no provisions under the laws of the Cayman Islands which are applicable to our company or under our Memorandum and Articles that require our company to disclose shareholder ownership above any particular ownership threshold.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four-months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies

The Company is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles provide that to the extent permitted by law, the Company shall indemnify each existing or former secretary, director (including alternate director), and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles

Some provisions of the Memorandum and Articles may discourage, delay or prevent a change of control of The Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

Such provisions could be applied to delay or prevent a change in control of the Company or make removal of management more difficult. This may cause the price of the Ordinary Shares to fall.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company and the shareholders.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Memorandum and Articles provides that shareholders may approve corporate matters by way of a written resolution signed by or on behalf of all shareholders who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling extraordinary general meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles permits our shareholders together holding one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition a general meeting. As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings.

Matters Requiring Shareholder Approval

A special resolution, requiring not less than a two-thirds vote (or a unanimous written resolution), is required to:

•        amend the Memorandum and Articles;

•        register the Company by way of continuation in a jurisdiction outside the Cayman Islands;

•        merge or consolidate the Company by way of a Cayman Islands statutory merger or consolidation;

•        reduce our share capital or any capital redemption reserve in any manner authorized by law;

•        change our name; or

•        other matters as provided in the Memorandum and Articles.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either a business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, the Company cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Cayman Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Memorandum and Articles, if the Company is wound up, the liquidator of the Company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Memorandum and Articles, whenever the share capital of the Company is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Memorandum and Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of the shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or the corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).

Changes in Capital

The Company may from time to time by ordinary resolution:

•        increase the share capital by new shares of such amount as it thinks expedient;

•        consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•        subdivide its shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the share so canceled.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•        the title of the debt securities;

•        the total amount of the debt securities;

•        the amount or amounts of the debt securities will be issued and interest rate;

•        the conversion price at which the debt securities may be converted;

•        the date on which the right to convert the debt securities will commence and the date on which the right will expire;

•        if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

•        if applicable, a discussion of material federal income tax consideration;

•        if applicable, the terms of the payoff of the debt securities;

•        the identity of the indenture agent, if any;

•        the procedures and conditions relating to the conversion of the debt securities; and

•        any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•        the title of the warrants;

•        the total number of warrants;

•        the price or prices at which the warrants will be issued;

•        the price or prices at which the warrants may be exercised;

•        the currency or currencies that investors may use to pay for the warrants;

•        the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•        whether the warrants will be issued in registered form;

•        information with respect to book-entry procedures, if any;

•        if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•        if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•        if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•        if applicable, a discussion of material federal income tax considerations;

•        if applicable, the terms of redemption of the warrants;

•        the identity of the warrant agent, if any;

•        the procedures and conditions relating to the exercise of the warrants; and

•        any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares o will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•        the date of determining the security holders entitled to the rights distribution;

•        the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•        the exercise price;

•        the conditions to completion of the rights offering;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•        any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

•        The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•        Whether the units will be issued in fully registered or global form; and

•        Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Right,”above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, pursuant to one or more of the following methods:

•        through agents;

•        to dealers or underwriters;

•        in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•        through a combination of any such methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to prevailing market prices; or

•        at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•        any terms of the offering;

•        any underwriter, dealers or agents;

•        any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•        the net proceeds to us;

•        the purchase price of the securities;

•        any delayed delivery arrangement;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        the public offering price;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Ordinary Shares, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

At-the-Market (“ATM”) Offerings: We may sell Ordinary Shares, warrants or units through one or more ATM programs pursuant to Rule 415(a)(4). ATM sales may be executed at market prices prevailing at the time of each trade, with no minimum offering price established in advance. Regular ATM selling activity may create sustained downward pressure on the trading price of our Ordinary Shares and increase share dilution over time. Each prospectus supplement establishing an ATM program will set forth daily volume caps, maximum aggregate program size and designated sales agents.

Underwritten offerings may include an over-allotment option (greenshoe) allowing underwriters to purchase up to an additional offered securities within certain days of the offering closing for price stabilization purposes.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as its agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Stevenson, Wong & Co., our Hong Kong counsel, has advised us Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of predicated upon civil liabilities based solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if: (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

LEGAL MATTERS

Certain legal matters as to U.S. federal and New York state law in connection with this offering will be passed upon for us by Loeb & Loeb LLP. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our counsel as to Cayman Islands law. Certain legal matters as to Hong Kong law will be passed upon for us by Stevenson, Wong & Co. Loeb & Loeb LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and Stevenson, Wong & Co. with respect to matters governed by Hong Kong law. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2025, and for the years then ended, referred to in this prospectus have been so incorporated by reference in reliance on the reports of WWC, P.C., our independent registered public accounting firm since November 17, 2021. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the following documents that we have filed with, or furnished to, the SEC:

1.      our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (File No. 001-42182) (the “2025 Annual Report”);

2.      our reports on Form 6-K furnished with the SEC on July 22, 2026;

3.      the description of our Ordinary Shares contained in our registration statement on Form 8-A12B filed with the SEC on July 18, 2024, including any amendment or report filed for the purpose of updating such description;

4.      any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.      any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede, as appropriate, the information contained in this prospectus and in our other filings with the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, an electronic copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these documents at no cost by writing or telephoning us at the following address:

Unit 1703, 17/F, First Group Centre

23 Wang Chiu Road, Kowloon Bay

Kowloon, Hong Kong

Attention: Edward Tang

Telephone: +852 3610 6863

Email: edward.tang@psi-groups.com

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the respective dates thereof.

US$200,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

PS International Group Ltd.

______________________

Prospectus dated [•], 2026

______________________

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that to the extent permitted by law, the Company shall indemnify each existing or former secretary, director (including alternate director), and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

PS INTERNATIONAL GROUP LTD.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association of PS International Group Ltd. (incorporated by reference to Exhibit 3.1 on Company’s Form 6-K, filed with the SEC on June 23, 2025)
4.1

Specimen Ordinary Share Certificate of the Company (incorporated by reference to Exhibit 4.1 to Company’s Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-279807), as amended, initially filed with the SEC on June 14, 2024)

4.2	Description of Securities (incorporated by reference to Exhibit 2.3 of the annual report of foreign private issuer on Form 20-F filed with the SEC on April 30, 2026)
4.3	Form of indenture with respect to senior debt securities, to be entered into between the Registrant and a trustee acceptable to the Registrant, if any
4.4	Form of indenture with respect to subordinated debt securities, to be entered into between the Registrant and a trustee acceptable to the Registrant, if any
4.5**	Form of Debt Security
4.6**	Form of Warrant Agreement
4.7**	Form of Rights Agreement
4.8**	Form of Unit Agreement
5.1	Opinion of Harney Westwood & Riegels as to the validity of the Ordinary Shares under Cayman Islands law
5.2	Opinion of Stevenson, Wong & Co.
5.3**	Opinion of Loeb & Loeb LLP regarding the enforceability of certain securities being registered
23.1	Consent of WWC, P.C., independent registered public accounting firm
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3	Consent of Stevenson, Wong & Co. (included in Exhibit 5.2)

Exhibit No.	Description
23.4**	Consent of Loeb & Loeb LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included on the signature page)
25.1+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107	Filing Fee Table

____________

**      To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+        To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 4, 2026.

PS International Group Ltd.
By:	/s/ Chunlin Tong
Name:	Chunlin Tong
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chunlin Tong as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chunlin Tong	Chief Executive Officer	August 4, 2026
Chunlin Tong	(Principal Executive Officer)
/s/ Man Kiu Chan	Chief Financial Officer	August 4, 2026
Man Kiu Chan	(Principal Financial and Accounting Officer)
/s/ Yee Kit Chan	Director and Chairman of the Board	August 4, 2026
Yee Kit Chan
/s/ Kim Fung Keith Ching	Director	August 4, 2026
Kim Fung Keith Ching
/s/ Ho Pan Darren Kwok	Director	August 4, 2026
Ho Pan Darren Kwok
/s/ Sheung Yuk Clara Chiu	Director	August 4, 2026
Sheung Yuk Clara Chiu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of PS International Group Ltd., has signed this registration statement in Newark, Delaware, on August 4, 2026.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director